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                                                                   Exhibit 23.3


                        CONSENT OF DAVIS POLK & WARDWELL

         We hereby consent to the reference to our name under the caption "Material United States Federal Income Tax Considerations" in the Prospectus which is a part of the Registration Statement on Form S-1 (No. 333-121473) of Delta Air Lines, Inc., without admitting that we are experts within the meaning of the Securities Act of 1933, as amended.


                                /s/ Davis Polk & Wardwell
                                -----------------------------------------------
                                Davis Polk & Wardwell



February 10, 2005